Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our reports dated March 2, 2006 with respect to the consolidated financial statements and schedule of TurboChef Technologies, Inc., TurboChef Technologies, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of TurboChef Technologies, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005 in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-82518) of TurboChef Technologies, Inc.,

(2)	Registration Statement (Form S-3 No. 333-117806) of TurboChef Technologies, Inc.,

(3)	Registration Statement (Form S-3 No. 333-121818) of TurboChef Technologies, Inc.,

(4)	Registration Statement (Form S-8 No. 333-76662) pertaining to the 1994 Stock Option Plan,

(5)	Registration Statement (Form S-8 No. 333-81571) pertaining to the 1994 Stock Option Plan,

(6)	Registration Statement (Form S-8 No. 333-116225) pertaining to TurboChef Technologies, Inc. 2003 Stock Incentive Plan, and

(7)	Registration Statement (Form S-8 No. 333-128442) pertaining to TurboChef Technologies, Inc. 2003 Stock Incentive Plan

/s/ Ernst & Young LLP

Atlanta, Georgia
March 2, 2006